UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  APRIL 25, 2013

APEX 7, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54874	46-1669851
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

ScanSys Inc.

c/o David M. Ellis

 207 Crystal Grove Blvd, Suite 102

Lutz, FL. 33548

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(813) 365-3112

 (ISSUER TELEPHONE NUMBER)

460 Brannan Street, Suite 78064

San Francisco, CA 94107

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Change in Control of Registrant.

On April 25, 2013, our sole officer and director, Richard Chiang entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Registrant’s common stock to ScanSys Inc at a purchase price of $40,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, the Registrant accepted the resignations of Richard Chiang as the Registrant’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. These resignations are in connection with the consummation of the Share Purchase Agreement with ScanSys Inc and was not the result of any disagreement with Registrant on any matter relating to Registrant's operations, policies or practices. Effective as of the same date, to fill the vacancies created by Richard Chiang’s resignations, the Registrant elected and appointed David M. Ellis as President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors of the Registrant. In addition, effective the same date, the Registrant appointed Jason Kristowski as Chief Operating Officer and a member of the Board of Directors.

David M. Ellis is the Chief Executive Officer and director and controlling stockholder of ScanSys Inc and may be deemed the beneficial owner of the shares of the Registrant's Common Stock owned by it.

As of the date of this filing, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments at APEX 7, Inc.

Biographical Information for David M. Ellis

David M. Ellis Age 42, President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors

Mr. Ellis is the President and CEO of ScanSys Inc, a development stage company engaged in advanced security tracking systems utilizing biometrics that provide dynamic, real time information.Mr. Ellis has more than 17 years experience in network, automated software design development and management.

IBM Global Network Services, Tampa, FL 1996-2000

From 1996 to 2000, Mr. Ellis managed a team of 12 software developers customizing the IBM global network client. He engaged Fortune 500 company relationships on behalf of his employer and managed a $12 million dollar personnel budget and a $9 million dollar hardware and support budget.

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AT&T Global Network Services, Tampa, FL 2000-2004

From 2000 to 2004, Mr Ellis continued his work with IBM, which was now known as AT&T Global Network Services. He designed and implemented automated software customization systems that reduced over $2 million dollars in development costs.

Xcape Solutions, Inc., Lutz, FL 2004 -2013

From 2004 to 2013, Mr Ellis was the President and Chief Executive Officer of Xcape Solutions, Inc., a biometrics company. Through his direct involvement, he grew the company’s revenues from $400,000 dollars to over $4 million dollars. He was responsible for profit and loss statements, administered and controlled capital and expense budgets. He also administered management skills by providing leadership to over 40 employees.

Education

Mr Ellis holds BA in Communication, and a BS in Information Technology degrees from the University of South Florida, Tampa, FL, as well as an MBA in IT Management from the University of Phoenix, Tampa, FL.

Biographical Information for Jason Kristowski

Jason Kristowski Age 36, Chief Operating Officer, and member of the Board of Directors

Mr. Kristowski the Chief Operating Officer of ScanSysInc, a development stage company engaged in advanced security tracking systems utilizing biometrics that provide dynamic, real time information. Mr. Kristowski brings more than 13 years in operational experience to the company.

Enterprise Holdings, Branch Manager, Tampa, FL 2000-2003

From 2000 to 2003, Mr Kristowski was the branch manager of Enterprise Holdings. Through his management efforts, the company experienced a 40% on-rent fleet growth and 50% increase in ancillary sales over a previous fiscal year.

Alltel Wireless, Corporate Sales Executive, Tampa, FL 2004-2005

From 2004 to 2005, Mr. Kristowski was a top performing sales executive for Alltel Wireless. He earned the top performer distinction for five months during his employment. He also increased sales by 75% within his sales territory.

Impact Sports Ventures, Director of Sales, Marketing, Financial Officer and Human Resources, Tampa, FL 2005 to 2012

From 2005 to 2012 Mr. Kristowski has managed multiple roles at Impact Sports Ventures, a sports merchandising company. He played a key role in areas of sales, marketing, finance and human resources. His managerial and operational background from his previous employment served as a foundation for Impact Sports Ventures.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. 10.1 Share Purchase Agreement dated April 25, 2013 17.1 Resignation of Richard Chiang
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

APEX 7, Inc.

By:  /s/ David M. Ellis

Name:  David M. Ellis

Title: President and Chief Executive Officer

Dated: April 26, 2013

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